Exhibit 2.7
AMENDMENT NO. 2 TO STOCK AND ASSET PURCHASE AGREEMENT
This AMENDMENT NO. 2, dated as of February 17, 2023 (this “Amendment”), is by and among Evolent Health, Inc., a Delaware corporation (“Buyer Parent”), Evolent Health LLC, a Delaware limited liability company (“Buyer” and, together with Buyer Parent, the “Buyer Entities”), and Magellan Health, Inc., a Delaware corporation (“Seller Parent”). Each capitalized term used but not defined in this Amendment has the meaning given to it in the Stock and Asset Purchase agreement, dated as of November 17, 2022, as amended (the “Purchase Agreement”), by and among Buyer Parent, Buyer, Seller Parent and Magellan Healthcare, Inc., a Delaware corporation.
RECITALS
    WHEREAS, Section 11.1 of the Purchase Agreement provides that the Purchase Agreement may be amended only by a written instrument signed by the Buyer Entities and Seller Parent (on behalf of Sellers); and
    WHEREAS, the Buyer Entities and Seller Parent desire to amend the Purchase Agreement as set forth in this Amendment.
    NOW, THEREFORE, in consideration of the foregoing and covenants and agreements herein, and intending to be legally bound hereby, the parties hereto agree as follows:
1.    Amendments to Purchase Agreement.
(a)    The definition of Net Working Capital in Section 11.13(a) of the Purchase Agreement is amended and restated to be as follows:
““Net Working Capital” means an amount equal to the difference of (i) the aggregate value of the current assets that are owned by the Acquired Entities or that are Transferred Assets, in each case, in the balance sheet accounts listed in Exhibit I, minus (ii) the aggregate value of the current liabilities of Acquired Entities or that are Assumed Liabilities, in each case, in the balance sheet accounts listed in Exhibit I, in each case under the forgoing clauses (i) and (ii), calculated without double counting as of the Measurement Time and determined in accordance with the Accounting Principles; provided, however, that Net Working Capital shall exclude all Closing Date Cash, Restricted Cash, Closing Date Indebtedness, Income Tax assets (including deferred Income Tax assets), Income Tax liabilities (including deferred Income Tax liabilities), Post-Signing Insurance Proceeds, operating lease obligations, right of use assets, accrued and unused vacation time and other paid time off as of the Closing Date of any Transferred Employee listed in Schedule I and capitalized development costs that are classified as short-term assets, in each case, regardless of whether any such items are current assets or current liabilities of the Acquired Entities under GAAP. For illustrative purposes only, Exhibit I sets forth the calculation of Net Working Capital assuming that the Closing Date was June 30, 2022.”
(b)    The Purchase Agreement is amended by adding Exhibit A hereto as Schedule I to the Purchase Agreement.
2.    Amendment to Disclosure Schedule.
(a)    Annex D to the Disclosure Schedule is amended and restated to be in the form of Exhibit B to this Amendment.

3.    Miscellaneous.
(a)    Except to the extent specifically amended in or supplemented by this Amendment, the Purchase Agreement remains unchanged and in full force and effect, and this Amendment shall be governed by and subject to the terms of the Purchase Agreement, as amended by this Amendment. Each reference in the Purchase Agreement to “hereof,” “hereunder” or words of similar import, and all references to the Purchase Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind or nature (other than in this Amendment or as otherwise expressly provided) shall be deemed to mean the Purchase Agreement as amended by this Amendment regardless of whether this Amendment is expressly referenced therein.
(b)    The provisions of Sections 11.1, 11.2, 11.4, 11.5, 11.7, 11.9 and 11.11 of the Purchase Agreement are incorporated into this Amendment by reference and shall apply to this Amendment mutatis mutandis.
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered as of the first date written above.
EVOLENT HEALTH, INC.

By:    _/s/ Seth Blackley_______________
Name: Seth Blackley
Title: Chief Executive Officer

EVOLNT HEALTH LLC

By:    _/s/ Seth Blackley_______________
Name: Seth Blackley
Title: Chief Executive Officer

MAGELLAN HEALTH, INC.

By:    _/s/ Derrick Duke _______________
Name: Derrick Duke
Title: President and C
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